As filed with the Securities and Exchange Commission on April 12, 2002
                                                Registration No. ______________
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                           ACME COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)
                              -------------------

              Delaware                                 33-0866283
   (State or Other Jurisdiction of                  (I.R.S. Employer
    Incorporation or Organization)                 Identification No.)

        2101 E. Fourth Street, Suite 202 A, Santa Ana, California 92705
         (Address, Including Zip Code, of Principal Executive Offices)
                              -------------------

              ACME COMMUNICATIONS, INC. 1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                              -------------------

                                  Thomas Allen
              Executive Vice President and Chief Financial Officer
                           ACME Communications, Inc.
        2101 E. Fourth Street, Suite 202 A, Santa Ana, California 92705
                                 (714) 245-9499
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                                    COPY TO:

                            Allison M. Keller, Esq.
                             O'Melveny & Myers LLP
                      1999 Avenue of the Stars, 7th Floor
                       Los Angeles, California 90067-6035
                                 (310) 553-6700
                              -------------------

                        CALCULATION OF REGISTRATION FEE
  ----------------------------------------------------------------------------
                                  Proposed      Proposed
                                  Maximum       Maximum
  Title Of         Amount         Offering      Aggregate       Amount Of
  Securities       To Be          Price         Offering        Registration
  To Be            Registered     Per Unit      Price           Fee
  Registered
--------------------------------------------------------------------------------
  Common Stock,    4,200,000(1)   $10.80(2)     $45,360,000(2)  $4,173.12(2)
  par value        shares
  $0.01
  per share
--------------------------------------------------------------------------------

  (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the ACME Communications, Inc. 1999 Stock Incentive Plan, as amended (the "Plan"), may become subject to the Plan.

   (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on April 8, 2002, as reported on the Nasdaq National Market System.


        The Exhibit Index for this Registration Statement is at page 8.
===============================================================================

                                     PART I

                          INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


      The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
-------     -----------------------------------------------

      The following documents of ACME Communications, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

      (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 2001, filed with the Commission on April 1, 2002;

      (b) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on August 20, 1999, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES
-------     -------------------------

      The Company's Common Stock, par value $0.01 per share (the "Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL
-------     --------------------------------------

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------     -----------------------------------------

       The Company's certificate of incorporation and bylaws provide a right to indemnification to the fullest extent permitted by law for expenses, attorney's fees, damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by any person whether or not the indemnified liability arises or arose from any threatened, pending or completed proceeding by or in our right by reason of the fact that such person is or was serving as a director or officer of the Company or at the Company's request, as a director, officer, partner, venturer, proprietor, employee, agent, or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company's certificate of incorporation and bylaws provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. In addition, the Company has entered into indemnification agreements with each of its directors and executive officers.

       The Company's bylaws authorize the Company to take steps to ensure that all persons entitled to the indemnification are properly identified and indemnified, including, if the board of directors so determines, purchasing and maintaining insurance.

       The Company has entered into indemnification agreements with each of its directors and officers. Pursuant to the indemnification agreements, the Company has agreed to indemnify each director or officer, to the maximum extent provided by applicable law, from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by each director or officer in or arising out of such person's capacity as the Company's (or any other corporation of which such person may be serving at the Company's request) director, officer, employee and/or agent. In addition, each director or officer is entitled to an advance of expenses to the maximum extent authorized or permitted by law.

       To the extent that the Company's board of directors or the stockholders may in the future wish to limit or repeal the Company's ability to provide indemnification as set forth in the certificate of incorporation, such repeal or limitation may not be effective as to directors and officers who are parties to the indemnification agreements, because their rights to full protection would be contractually assured by the indemnification agreements. The Company anticipates entering similar contracts, from time to time, with its future directors.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED
-------     -----------------------------------

      Not applicable.

ITEM 8.     EXHIBITS
-------     --------

      SEE the attached Exhibit Index at page 8.

ITEM 9.     UNDERTAKINGS
-------     ------------

    (a)   The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

      Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on April 11, 2002.

                                    By: /S/ THOMAS ALLEN
                                        Thomas Allen
                                        Executive Vice President and
                                        Chief Financial Officer

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                   TITLE                    DATE
       ---------                   -----                    ----
/S/ JAMIE KELLNER        Chairman of the Board and     April 11, 2002
-----------------
Jamie Kellner            Chief Executive Officer
                         (Principal Executive
                         Officer)


/S/ DOUGLAS GEALY        President, Chief              April 11, 2002
-----------------
Douglas Gealy            Operating Officer and
                         Director


/S/ THOMAS ALLEN         Executive Vice President,     April 11, 2002
----------------
Thomas Allen             Chief Financial Officer
                         and Director  (Principal
                         Financial and Accounting
                         Officer)


                         Director
----------------
James Collis


/S/ THOMAS EMBRESCIA     Director                      April 11, 2002
--------------------
Thomas Embrescia


/S/ BRIAN MCNEILL        Director                      April 11, 2002
-----------------
Brian McNeill


/S/ DARRYL SCHALL        Director                      April 11, 2002
-----------------
Darryl Schall

                                 EXHIBIT INDEX
                                 -------------

Exhibit
NUMBER              DESCRIPTION OF EXHIBIT
------              ----------------------

4.        ACME Communications, Inc. 1999 Stock Incentive Plan, as amended.

5.        Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1      Consent of KPMG LLP (consent of independent accountants).

23.2      Consent of O'Melveny & Myers LLP (included in Exhibit 5).